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                                                                   Exhibit 2.1


                       STOCK FOR ASSET PURCHASE AGREEMENT
                       ----------------------------------

         This Stock for Asset Purchase Agreement (this "Agreement") is entered into as of July 17, 1997, by and among Medical Manager Northeast, Inc., a New York corporation ("Medical Manager Northeast"); The Computer Clinic, Inc., a New York corporation ("Computer Clinic"); MedPlus of New York, Inc., a New York corporation ("MedPlus"); Command Solutions, Inc., d/b/a Great Lakes Medical Systems, an Ohio corporation ("Command Solutions") (Computer Clinic, MedPlus, and Command Solutions are herein collectively referred to as the "Companies" and individually referred to as the "Company"); and Michael G. Sherman, a resident of the State of New York, and who constitutes all of the shareholders of the Companies (the "Shareholder"). Certain other capitalized terms used herein are defined in ARTICLE XI and throughout this Agreement.


                                    RECITALS
                                    --------

         The Companies own and operate a Medical Manager Dealership (the "Business"). The parties desire to combine the Business with Medical Manager Northeast's business operations on the terms and subject to the conditions set forth in this Agreement.


                               TERMS OF AGREEMENT
                               ------------------

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                              PURCHASE AND SALE OF
                         ASSETS; PURCHASE PRICE; CLOSING
                         -------------------------------

         1.1. PURCHASED ASSETS Each of the Companies agrees to and will at Closing sell, convey, transfer, assign and deliver to Medical Manager Northeast at the Closing (as defined in SECTION 1.11), on the terms and subject to the conditions set forth in this Agreement, all of its assets, properties and business of every kind and description, whether real, personal or mixed, tangible or intangible, wherever located (except those assets of each of the Companies which are specifically excluded as provided in SECTION 1.2 hereof) as shall exist on the Closing Date (as defined in SECTION 1.11), whether or not appearing on the Current Balance Sheet (as defined in SECTION 3.9) (collectively, the "Purchased Assets"). Without limiting the generality of the foregoing, the Purchased Assets shall include the following:

                  (a) all machinery, equipment, tools, supplies, leasehold improvements, construction in progress, furniture and fixtures located at or on any parcel of the Leased Premises (as defined in SECTION 3.14(b));




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                  (b) all inventories of each of the Companies;

                  (c) all receivables of each of the Companies, including without limitation, all trade accounts receivable, notes receivable and receivables from manufacturers, insurance companies, service contract providers and any other vendors or suppliers of each of the Companies;

                  (d) all of the interest of and the rights and benefits accruing to each of the Companies as lessee under the leases covering the Leased Premises and any leases covering machinery, equipment, tools, furniture and fixtures and other tangible assets;

                  (e) all of the interests, rights and benefits accruing to each of the Companies under any franchise contracts, sales orders, sales contracts, supply contracts, service agreements, purchase orders and purchase commitments made by each of the Companies in the ordinary course of business, all other agreements to which each of the Companies is a party or by which it is bound and all choses in action, causes of action and other rights of every kind of each of the Companies;

                  (f) all operating data and records of each of the Companies, including without limitation, customer lists and records, financial, accounting and credit records, computer data, correspondence, budgets and other similar documents and records;

                  (g) all of the proprietary rights of each of the Companies, including without limitation all trademarks, trade names, patents, patent applications, licenses thereof, trade secrets, technology, know-how, formulae, designs and drawings, computer software, slogans, copyrights, processes, operating rights, licenses and permits and other intangible property and rights relating to the products or business of each of the Companies;

                  (h) all cash and cash equivalents and investments, whether short-term or long-term, of each of the Companies, including without limitation, certificates of deposit, treasury bills and securities;

                  (i) all right, title and interest of each of the Companies in and to the corporate and trade names and all of the other intangibles of each of the Companies;

         1.2. EXCLUDED ASSETS Notwithstanding anything to the contrary set forth in SECTION 1.1, the Purchased Assets shall exclude the following assets of each of the Companies: (i) the Purchase Price (as defined in SECTION 1.4) and other rights of each of the Companies under this Agreement; (ii) the shares of capital stock of each of the Companies which are owned and held by each of the Companies as treasury shares; (iii) the corporate minute books and stock records of each of the Companies; (iv) any and all insurance policies of each of the Companies insuring the life of the Shareholder; and (v) any and all automobile leases of the Companies.

         1.3. ASSIGNMENT OF CONTRACTS Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement,


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purchase order, purchase commitment or other right or benefit if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Medical Manager Northeast thereunder. If such consent is not obtained, or if any attempt at an assignment thereof would be ineffective or would affect the rights of each of the Companies thereunder so that Medical Manager Northeast would not in fact receive all such rights, each of the Companies shall cooperate with Medical Manager Northeast and use reasonable best efforts to provide for Medical Manager Northeast the benefits under such claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order, purchase commitment or other right or benefit, including enforcement for the benefit of Medical Manager Northeast of any and all rights of each of the Companies against a third party thereto arising out of the breach or cancellation by such third party or otherwise; provided, however, that the Companies or the Shareholder will not be obligated to pay any consideration therefor or to incur any obligation or liability in connection therewith, except to the extent provided in Section 5.4 hereof.

         1.4. PURCHASE PRICE As consideration for the Purchased Assets, Medical Manager Northeast agrees, on the terms and subject to the conditions and limitations set forth herein, to issue to each of the Companies, on a pro rata basis, a number of shares (rounded to the nearest ten thousandth place) of common stock, par value $ .01 per share, of Medical Manager Corporation (the "Medical Manager Common Stock") equal to the number of shares determined by dividing (a) Five Million Four Hundred Thousand Dollars ($5,400,000.00) (the "Purchase Price"), by (b) the average closing sale price of a share of Medical Manager Common Stock as quoted on the NASDAQ Stock Market ("NASDAQ") for the five consecutive trading days which precede the execution of this Agreement, as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition) (the "Average Closing Sale Price"). No fractional shares of Medical Manager Common Stock will be issued.

         1.5. ASSUMED LIABILITIES Medical Manager Northeast agrees to and will at the Closing assume and agree to pay, discharge and perform when lawfully required all of the obligations, duties and liabilities of each of the Companies set forth on the Current Balance Sheet (as defined in SECTION 3.9) and all of the obligations, duties and liabilities of each of the Companies incurred on or prior to the Closing Date in the ordinary course of business consistent with past practice (the "Assumed Liabilities").

         1.6. EXCLUDED LIABILITIES Except for the Assumed Liabilities, the parties expressly agree that Medical Manager Northeast shall not assume or otherwise become liable for any other obligation or liability of each of the Companies, including, with limitation, the following:


                  (a) any liability or obligation of each of the Companies or any other Person, absolute or contingent, known or unknown, not expressly agreed to be assumed pursuant to the provisions of SECTION 1.5;

                  (b) any liability or obligation of each of the Companies arising under this Agreement;


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                  (c) any liability or obligation of each of the Companies with respect to, or arising out of, any employee benefit plan or any other plans or arrangements for the benefit of any employees of each of the Companies; and

                  (d) any liability or obligation of each of the Companies to the Shareholder or to any party claiming to have a right to acquire any shares of capital stock or other securities convertible into or exchangeable for any shares of capital stock of each of the Companies.

         1.7. NO EXPANSION OF THIRD-PARTY RIGHTS The assumption by Medical Manager Northeast of the Assumed Liabilities, the transfer thereof by each of the Companies, and the limitations of such transfer shall in no way expand the rights or remedies of any third party against Medical Manager Northeast or each of the Companies as compared to the rights and remedies which such third party would have had against each of the Companies had Medical Manager Northeast not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Medical Manager Northeast of the Assumed Liabilities shall not create any third party beneficiary rights.

         1.8. TAX RETURNS Following the Closing Date, Medical Manager Northeast agrees that it will cooperate in the preparation and filing of all federal, state and local income tax returns on behalf of each of the Companies, and at the request of each Company.

         1.9. TAX AND ACCOUNTING TREATMENT The parties hereto acknowledge and agree that the transactions contemplated hereby shall be treated for accounting purposes as a pooling of interests business combination and for tax purposes as a tax-free reorganization under Section 368(a)(1)(C) of the Code. The parties agree that the Purchase Price will be allocated pursuant to the allocations set forth on SCHEDULE 1.9. None of the parties will take a position contrary to the agreed allocation for state or federal income tax purposes except to the extent required by Section 1060 of the Code.

         1.10. TIME AND PLACE OF THE CLOSING Subject to and after the fulfillment or waiver of the conditions set forth in ARTICLES VI AND VII of this Agreement, the closing of the sale of the Purchased Assets shall take place at the offices of Medical Manager Corporation, 3001 N Rocky Point Drive East, Tampa, Florida 33607, on a date selected by Medical Manager Northeast within five (5) days following the fulfillment or waiver of such conditions, or such other date, time and place as the parties may mutually agree. Throughout this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

         1.11. PROCEDURE AT THE CLOSING At the Closing, the parties agree that the following shall occur:

                  (a) Each of the Companies shall have satisfied each of the conditions set forth in ARTICLE VI and shall deliver to Medical Manager Northeast the documents, certificates, opinions, consents and letters required by ARTICLE VI.



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                  (b) Medical Manager Northeast shall have satisfied each of the conditions set forth in ARTICLE VII and shall deliver to each of the Companies the documents, certificates, opinions, consents and letters required by ARTICLE VII.

                  (c) Each of the Companies shall deliver to Medical Manager Northeast or its assignee such deeds, bills of sale, endorsements, assignments, releases and other instruments, in such form as is reasonably satisfactory to Medical Manager Northeast and as shall be sufficient to vest in Medical Manager Northeast (or its assignee) good and marketable title to the Purchased Assets.

                  (d) Medical Manager Northeast shall issue to each of the Companies the shares of Medical Manager Common Stock issuable pursuant to SECTION 1.4, registered in the name of each of the Companies and shall deliver such shares in the following manner: (i) Medical Manager Northeast shall set aside and hold stock certificates representing shares of Medical Manager Common Stock having a value equal to ten (10%) percent of the Purchase Price (the "Held Back Shares"), and (ii) Medical Manager Northeast shall deliver stock certificates representing the balance of the shares of Medical Manager Common Stock issuable in accordance with SECTION 1.4 to each of the Companies. The shares of Medical Manager Common Stock issuable pursuant to SECTION 1.4, including the Held Back Shares, are referred to herein as the "Medical Manager Shares. "

                  (e) Medical Manager Northeast shall deliver to the Companies and the Shareholder the Assignment and Assumption Agreement and such other instruments, in such form as is reasonably satisfactory to each of the Companies and as shall be sufficient to effect the assumption by Medical Manager Northeast of the Assumed Liabilities.

                  (f) Each of the Companies shall deliver to Medical Manager Northeast payoff and estoppel letters in accordance with SECTION 5.17.


                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES
                          OF MEDICAL MANAGER NORTHEAST
                         ------------------------------

         As a material inducement to each of the Companies and the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, Medical Manager Northeast makes the following representations and warranties to each of the Companies and the Shareholder:

         2.1. CORPORATE STATUS Medical Manager Northeast is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. Medical Manager Northeast is legally qualified to do business as a foreign corporation in each of the jurisdictions where the nature of its properties and the conduct of its business requires such qualification, and is in good standing in each of the jurisdictions in which



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it is so qualified. Medical Manager Northeast has fully complied with all of the requirements of any statute governing the use of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Medical Manager Northeast.

         2.2. CORPORATE POWER AND AUTHORITY Medical Manager Northeast has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Medical Manager Northeast has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3. ENFORCEABILITY This Agreement has been duly executed and delivered by Medical Manager Northeast and constitutes a legal, valid and binding obligation of Medical Manager Northeast, enforceable against Medical Manager Northeast in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4. MEDICAL MANAGER COMMON STOCK Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the Medical Manager Shares to each of the Companies, the Medical Manager Shares will be validly issued, fully paid and non-assessable shares of Medical Manager Common Stock, and will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of any preemptive rights, rights of first refusal or similar rights. Subject to Section
9.1 hereof, the Medical Manager Shares are freely transferable. No preemptive rights, rights of first refusal or similar rights exist with respect to the shares of capital stock of Medical Manager Northeast and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Medical Manager Northeast or Medical Manager Corporation to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock), except with respect to employee stock option plans. There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Medical Manager Northeast or Medical Manager Corporation. There are no proxies, voting rights, or other agreements or understandings with respect to the voting or transfer of the capital stock of Medical Manager Northeast or Medical Manager Corporation. Medical Manager Corporation is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         2.5. NO VIOLATION; CONSENTS AND APPROVALS The execution and delivery of this Agreement by Medical Manager Northeast, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of Medical Manager Northeast, (b) violate



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or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Medical Manager Northeast, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or a right to terminate, amend, modify, abandon or accelerate any contract which is applicable to, binding upon or enforceable against Medical Manager Northeast, (d) result in or require the imposition of any Lien upon or with respect to any of the properties or assets of Medical Manager Northeast,
(e) give to any individual or entity a right or claim against Medical Manager Northeast or Medical Manager Corporation, or (f) require the consent, approval, authorization and permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other person, except any SEC and other filings required to be made by Medical Manager Corporation.

         2.6. CHANGES SINCE LATEST FORM 10-Q Since the date of Medical Manager Corporation's latest Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, it has not experienced any event which would result in a Material Adverse Effect on Medical Manager Corporation, its operations, financial condition, business or industry.


                                  ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES OF
                    EACH OF THE COMPANIES AND THE SHAREHOLDER
                    -----------------------------------------


         As a material inducement to Medical Manager Northeast to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Companies and the Shareholder, jointly and severally, make the following representations and warranties to Medical Manager Northeast:

         3.1. CORPORATE STATUS Computer Clinic is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. MedPlus is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Command Solutions is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the Companies is legally qualified to do business as a foreign corporation in each of the jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are set forth in SCHEDULE 3.1), except where such failure to qualify would not have a Material Adverse Effect on the business of the Companies taken as a whole or where the estimated expenses involved in making such qualifications of the Companies have been adequately reflected on the Current Balance Sheet. Each of the Companies has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names



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under which it operates its business, except where such failure to comply would not have a Material Adverse Effect on the business of the Companies taken as a whole. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of each of the Companies. All names under which each of the Companies does business as of the date hereof are specified on SCHEDULE 3.1. Except as otherwise disclosed in SCHEDULE 3.1, each of the Companies has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.2. POWER AND AUTHORITY Each of the Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Companies has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. The Shareholder is an individual residing in the State of New York and has the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3. ENFORCEABILITY This Agreement has been duly executed and delivered by each of the Companies and the Shareholder, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4. CAPITALIZATION SCHEDULE 3.4 sets forth, with respect to each of the Companies, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock, and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of each of the Companies (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights, rights of first refusal or similar rights. No preemptive rights, rights of first refusal or similar rights exist with respect to the shares of capital stock of each of the Companies and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require each of the Companies to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to each of the Companies. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of each of the Companies. Each of the Companies is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.


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         3.5. SHAREHOLDERS, OFFICERS AND DIRECTORS OF EACH OF THE COMPANIES
SCHEDULE 3.5 sets forth, with respect to each of the Companies, (a) the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; (b) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different); and, (c) the name and title of each officer and director of each of the Companies. The Shareholder constitute all of the holders of all issued and outstanding shares of capital stock of each of the Companies, and the Shareholder owns such shares as is set forth on SCHEDULE 3.5, free and clear of all Liens, restrictions and claims of any kind.

         3.6. NO VIOLATION; CONSENTS AND APPROVALS Except for any approvals or consents required under Material Contracts (as defined in SECTION 3.25), identified in SCHEDULE 3.25 as requiring the consent of third parties, the execution and delivery of this Agreement by each of the Companies and the Shareholder, the performance by each of the Companies and the Shareholder of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of each of the Companies, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against each of the Companies or the Shareholder, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Material Contract which is applicable to, binding upon or enforceable against each of the Companies or the Shareholder, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of each of the Companies, (e) give to any individual or entity a right or claim against each of the Companies or the Shareholder or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

         3.7. RECORDS OF EACH OF THE COMPANIES The copies of the articles of incorporation, bylaws, and other documents and agreements of each of the Companies which were provided to Medical Manager Northeast are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for each of the Companies made available to Medical Manager Northeast for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement and all corporate actions taken by each of the Companies have been duly authorized or ratified. SCHEDULE 3.7 lists each account of each of the Companies with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account.

         3.8. SUBSIDIARIES Each of the Companies does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other corporation, partnership, joint venture or other business entity.


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         3.9. FINANCIAL STATEMENTS The Shareholder has delivered to Medical
Manager Northeast the financial statements of each of the Companies for the fiscal years ended December 31, 1995, and December 31, 1996, including the notes thereto, audited by Coopers & Lybrand, LLP (the "Audited Financial Statements"), and the financial statements of each of the Companies for the most recent month-end close prior to the date of this Agreement, including the notes thereto (the "Interim Financial Statements," and together with the Audited Financial Statements, the "Financial Statements"), copies of which are attached as
SCHEDULE 3.9 hereto. The balance sheet of each of the Companies dated as of most recent month-end close prior to the date of this Agreement, included in the Financial Statements, is referred to herein as the "Current Balance Sheet." The Audited Financial Statements fairly present the financial position of each of the Companies at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of each of the Companies fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Audited Financial Statements and the balance sheets included in the Audited Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Audited Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein. The Interim Financial Statements of the Companies were prepared from the books and records of the Companies. The Interim Financial Statements fairly and accurately represent the transactions referenced therein, subject to any adjustments which may be determined to be required during the course of an audit.

         3.10. CHANGES SINCE THE CURRENT BALANCE SHEET DATE Since the date of its Current Balance Sheet included in the Financial Statements, each of the Companies has not (a) issued, sold, pledged, disposed of, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of each of the Companies; (b) declared, set aside, made or paid any dividend or other distribution payable in cash, stock, property or otherwise of or with respect to its capital stock, or other securities, or reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock, or other securities, except for dividends or distributions paid in the ordinary course of business consistent with past practice; (c) paid any bonus to or increased the rate of compensation of any of its officers, partners, or salaried employees, or amended any other terms of employment or engagement of such persons except for increases in the rate of compensation of salaried employees, which bonuses and increases are in the ordinary course of business and in accordance with past practice; (d) sold, leased or transferred any of its properties or assets or acquired any properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (f) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (g) except in the ordinary course of business, incurred any obligations or liabilities (including, without limitation, any indebtedness for borrowed money, issuance of any debt securities, or the assumption, guarantee, or endorsement of the obligations




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of any Person) or entered into any transaction or series of transactions contemplated hereby; (h) suffered any theft, damage, destruction or casualty loss not covered by insurance in excess of $10,000 in the aggregate, and in excess of $50,000 in the aggregate if covered by insurance; (i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any rights having a value in excess of $25,000 in the aggregate; (k) made or adopted any change in its accounting practice or policies; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (m) entered into any transaction with the Shareholder; (n) entered into any employment agreement that is not terminable at Closing without any liability or obligation; (o) terminated, amended or modified any agreement involving an amount in excess of $25,000 in the aggregate; (p) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (q) delayed paying any account payable beyond 45 days following the date on which it is due and payable except to the extent being contested in good faith; (r) made or pledged any charitable contributions in excess of $25,000 in the aggregate; (s) acquired (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or made any investment either by purchase of stock or securities, contributions or property transfer of capital other than as permitted or provided in this Agreement; (t) increased or decreased prices charged to customers, except in the ordinary course of business consistent with past practice; or taken any actions which might reasonably result in any material loss of customers; (u) entered into any other transaction or been subject to any event which at the time such transaction was entered into had or may reasonably be expected to have a Material Adverse Effect on each of the Companies; or (v) agreed to do or authorized any of the foregoing.

         3.11. LIABILITIES OF EACH OF THE COMPANIES Each of the Companies does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except as disclosed on SCHEDULE 3.11, and except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon.

         3.12. LITIGATION Except as disclosed in SCHEDULE 3.12, there is no action, suit or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting each of the Companies or Shareholders, or each of the Companies' properties or assets, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which each of the Companies is or was a party which have not been complied with in full or which continue to impose any material obligations on each of the Companies.

         3.13. ENVIRONMENTAL MATTERS

                  (a) Each of the Companies and the Shareholder are and have at all times been in substantial compliance with all environmental laws governing each of the Companies and its business, operations, properties and assets.

                  (b) There are no (and there is no known basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations of any nature or proceedings (collectively "Proceedings") pending or threatened against or involving each of the Companies, its business, operations, properties, or assets with respect to any environmental laws or licenses, if any, issued to each of the Companies or the Shareholder.

         3.14. REAL ESTATE

                  (a) None of the Companies owns real property or any interest therein.

                  (b) SCHEDULE 3.14(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which each of the Companies is a party, which are for the use or occupancy of real estate owned by a third party (copies of which have previously been furnished to Medical Manager Northeast), in each case, setting forth (A) the lessor and lessee thereof and the commencement date, term and renewal rights of each of the Leases, and (B) the street address or legal description of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended. No event has occurred which, to the knowledge of the Companies, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. Except as disclosed on SCHEDULE 3.14(B), with respect to such Leased Premises: (i) each of the Companies has valid leasehold interests in the Leased Premises, free and clear of Liens, covenants and easements or title defects; (ii) the portions of the buildings located on the Leased Premises that are used in the business of each of the Companies are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy each of the Companies' current normal business activities as conducted thereat; (iii) each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of each of the Companies' business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and (iv) each of the Companies has not received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and neither any of the Companies nor the Shareholder has any knowledge that such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and neither any of the Companies nor the Shareholder has any knowledge that such special assessment is contemplated by any Governmental Authority.

         3.15. GOOD TITLE TO AND CONDITION OF ASSETS; INVENTORY

                  (a) Each of the Companies has good and marketable title to all of its Assets free and clear of any Liens, except as set forth in
         SCHEDULE 3.15(A). For purposes of this Agreement, the term "Assets" means all of the properties and assets of each of the Companies, other than the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                  (b) The Fixed Assets currently in use or necessary for the business and operations of each of the Companies are, in the opinion of the Companies, in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures and other tangible personal property used by or located on the premises of each of the Companies or set forth on the Current Balance Sheet or acquired by each of the Companies since the date of the Current Balance Sheet.

                  (c) The inventories of each of the Companies are carried on the books of each of the Companies and have been accounted for in accordance with generally accepted accounting principles consistently applied. All such inventories are valued at the lesser of cost or market value. None of the inventories are subject to damage not covered by insurance.

         3.16. COMPLIANCE WITH LAWS Each of the Companies, the Shareholder and any Affiliate of each of the Companies is and has been in compliance with all laws, regulations and orders material to it, its business and operations (as conducted by it now and in the past), the Assets and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). None of the Companies have been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. Neither each of the Companies, the Shareholder nor any of their respective employees or agents, has made any payment of funds in connection with their business which is prohibited by law, and no funds have been set aside to be used in connection with their business for any payment prohibited by law. Each of the Companies is not subject to any Contract, decree or injunction in which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17. LABOR AND EMPLOYMENT MATTERS SCHEDULE 3.17 sets forth the name, address, social security number and current rate of compensation of each of the employees of each of the Companies. Each of the Companies is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of each of the Companies into one or more collective bargaining units. There has never been any actual or, to the knowledge of each of the Companies or the Shareholder, threatened, labor dispute, strike or work stoppage which affects or which may affect the business of each of the Companies or which may interfere with its continued operations. Neither each of the Companies nor any agent, representative or employee thereof has since the date of incorporation of each of the Companies committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of each of the Companies or the Shareholder, threatened charge or complaint against each of the Companies by or with the National Labor Relations Board or any representative thereof. Each of the Companies is not aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with each of the Companies as a result of the transactions contemplated hereby or otherwise. Each of the Companies has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended, except as set forth on Schedule 3.17 hereto.

         3.18. EMPLOYEE BENEFIT PLANS

                  (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 3.18 contains a list setting forth each employee benefit plan or arrangement of each of the Companies, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in
         Section 3(37) of ERISA, employee welfare benefit plans, as defined in
         Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of each of the Companies participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Medical Manager Northeast).

                  (b) COMPLIANCE WITH LAW. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                  (c) QUALIFIED PLANS. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to

         Medical Manager Northeast, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Closing Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable,
         Section 302 of ERISA or Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

                  (d) MULTIEMPLOYER PLANS. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan") (i) all contributions required to be made with respect to employees of each of the Companies have been timely paid; (ii) each of the Companies has not incurred, and is not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) SCHEDULE 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                  (e) WELFARE PLANS. (i) Each of the Companies is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of each of the Companies or its predecessors after termination of employment except as required by the continuation coverage requirements of Section 601-609 of ERISA or any similar state law; (ii) each of the Companies has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                  (f) CONTROLLED GROUP LIABILITY. Neither each of the Companies, nor any entity that would be aggregated with it under Code Section 414(b), (c), (m) or (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                  (g) OTHER LIABILITIES. (i) None of the Employee Benefit Plans obligates any of the Companies to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of each of the Companies as of the Closing Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of each of the Companies.

                  (h) SUCCESSOR EMPLOYER. Medical Manager Northeast shall (i) constitute a successor employer to the Companies for purposes of the continuation coverage requirements of Sections 601-609 of ERISA and
         Section 4980B of the Code and the regulations thereunder and (ii) hold harmless the Companies and the Shareholders from all claims (including attorneys' fees) with respect to continuation coverage.

                  (i) ADOPTION OF MEDICAL PLAN. Medical Manager Northeast shall
         (i) adopt the Companies' Oxford Group Enrollment Agreement--New York with Oxford Health Plans (NY), Inc. ("Medical Plan") as of the Closing Date, (ii) be responsible for all reporting requirements with respect to the Medical Plan subsequent to the Closing Date and (iii) hold harmless the Companies and the Shareholders from all claims (including attorneys' fees) with respect to the Medical Plan in connection with events occurring after the Closing Date.

         3.19. TAX MATTERS All Tax Returns required to be filed prior to the date hereof with respect to each of the Companies have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to each of the Companies have been paid or are accrued on the Current Balance Sheet or will be accrued on each of the Companies' books and records as of the Closing. Except as set forth in SCHEDULE
3.19 hereto: (i) with respect to each taxable period of each of the Companies, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against each of the Companies; (iii) each of the Companies has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) each of the Companies has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to each of the Companies regarding Taxes; (vi) each of the Companies has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing; (vii) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of each of the Companies;
(viii) each of the Companies will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing; (ix) each of the Companies has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in any combined, consolidated or unitary income Tax Return; (x) each of the Companies is not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority has claimed or assessed any additional Taxes against each of the Companies for any period for which Tax Returns have been filed previously and no basis exists for any such claim or assessment not adequately reflected on the Current Balance Sheet; (xii) each of the Companies has not made any payments, nor will it become obligated (under any contract entered into on or before the Closing) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) each of the Companies has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where each of the Companies does not file Tax Returns that each of the Companies is or may be subject to Taxes assessed by such jurisdiction; (xv) each of the Companies does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and applicable sales and use Tax Returns filed by or with respect to each of the Companies for the past three years have been furnished or made available to Medical Manager Northeast; (xvii) each of the Companies will not be subject to any Taxes for the period ending at the Closing imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); (xviii) no sales or use tax, non-recurring intangibles tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by each of the Companies or Medical Manager Northeast by virtue of the transactions contemplated in this Agreement; and (xix) each of the Companies has duly and validly filed an election for S corporation status under the Code, and under applicable state and local tax law for all tax years beginning after December 31, 1986, and no such S election has been revoked or terminated, and none of the Companies nor the Shareholder have taken any action which would cause a termination of such S election.

         3.20. INSURANCE Each of the Companies is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. Through the Closing Date, each of the Insurance Policies will be in full force and effect. Each of the Companies has complied with the provisions of such Insurance Policies. SCHEDULE 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Medical Manager Northeast) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of each of the Companies. None of the Companies have failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.21. RECEIVABLES All of the Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of each of the Companies. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of each of the Companies, including, without limitation, all manufacturer's warranty receivables, all trade account receivables arising from the provision of goods and/or services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22. LICENSES AND PERMITS To the knowledge of the Companies and the Shareholder, each of the Companies possesses all licenses, approvals, permits or authorizations from governmental authorities that are material to the operation of the business of the Companies taken as a whole (collectively, the "Permits"), including with respect to the operation of the

Leased Premises, and SCHEDULE 3.22 sets forth a true, complete and accurate list of all such Permits, and all applications for Permits. To the knowledge of the Companies and the Shareholder, all such Permits are valid and in full force and effect, each of the Companies is in compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23. ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS The Purchased Assets and Leased Premises constitute, in the aggregate, all of the assets and properties currently used for the conduct of the business of the Companies taken as a whole in the manner in which and to the extent to which such business is currently being conducted. No current supplier material to the business of the Companies taken as a whole has provided notice that it will terminate its business relationship with the Companies. Neither each of the Companies nor the Shareholder have any direct or indirect interest in any customer, supplier or competitor of each of the Companies, or in any person from whom or to whom each of the Companies leases real or personal property. No officer, director or shareholder of each of the Companies, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with each of the Companies or has any interest in any property used by each of the Companies.

         3.24. INTELLECTUAL PROPERTY SCHEDULE 3.24 sets forth all of the trademarks, service marks, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property material to the conduct of the business of the Companies as a whole (the "Intellectual Property"). Each of the Companies has full legal right, title and interest in and to the Intellectual Property. The conduct of the business as presently conducted as it relates to Intellectual Property owned (and not licensed) by the Companies does not infringe upon or misappropriate any rights held or asserted by any Person, and to the best knowledge of the Companies and the Shareholder, no Person is infringing on the Intellectual Property. Except as set forth in SCHEDULE 3.24, no payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.25. CONTRACTS SCHEDULE 3.25 sets forth a list of each Material Contract (as defined below), true, correct and complete copies of which have been provided to Medical Manager Northeast, including, without limitation, all franchise, sales and service, dealer and other agreements or undertakings.
SCHEDULE 3.25 identifies certain Material Contracts identified therein that require the Consents of third parties to the transactions contemplated hereby. The copy of each Material Contract furnished to Medical Manager Northeast is a true, correct and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Each of the Companies has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any material Contract, all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by each of the Companies or any other party under any material Contract. Each of the Companies is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this Section 3.25, "Material Contracts" shall mean formal or informal, written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same, in excess of $10,000; (b) contracts obligating Computer Clinic, Inc., MedPlus of New York, or Command Solutions, Inc. to provide or obtain products or services, in excess of $10,000; (c) leases of real property; (d) leases of personal property, in excess of $10,000; (e) distribution, sales agency or franchise or similar agreements, in excess of $10,000; (f) agreements providing for an independent contractor's services; (g) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of each of the Companies; (h) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (i) contracts relating to pending capital expenditures by each of the Companies, in excess of $10,000; (j) non-competition agreements restricting each of the Companies or the Shareholder in any manner, (k) any contracts obligating any of the Companies to make payments in excess of $10,000, in the aggregate, over the remaining term of such contract; and (l) all other Contracts or understandings which are material to each of the Companies, or its business, assets or properties.

         3.26. INVESTMENT INTENT; SECURITIES DOCUMENTS The Companies are acquiring the Medical Manager Shares hereunder for each of their own accounts for investment and not with a view to, or for the sale in connection with, any distribution of any of the Medical Manager Shares, except in compliance with applicable state and federal securities laws. The foregoing notwithstanding, nothing in this Section 3.26 is intended to prohibit the Companies from liquidating and distributing the Medical Manager Shares to the Shareholder. The Shareholder has had the opportunity to discuss the transactions contemplated hereby with Medical Manager Corporation and has had the opportunity to obtain such information pertaining to Medical Manager Corporation as has been requested, including but not limited to filings made by Medical Manager Corporation with the SEC under the Exchange Act. The Shareholder hereby represents that he can bear the economic risk of losing his investment in the Medical Manager Shares and has adequate means for providing for his current financial needs and contingencies. The Shareholder acknowledges receiving a prospectus and the supplements thereto which form a part of Medical Manager Corporation's Registration Statement on Form S-1 (No. 33-25215) (the "Prospectus"), prior to the date hereof, in accordance with the requirements of the Securities Act.

         3.27. NO COMMISSIONS Neither any of the Companies nor the Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.28. CERTAIN ACCOUNTING MATTERS None of the Companies nor the Shareholder has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by Medical Manager Northeast or Medical Manager Corporation) would prevent Medical Manager Corporation from accounting for the transactions contemplated hereby as a pooling of interests business combination.

         3.29. ACCURACY OF INFORMATION FURNISHED No representation, statement or information made by each of the Companies and/or the Shareholder contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading, or which would have a Material Adverse Effect on the viability of the Companies or their business taken as a whole.

         3.30. MEDICAL MANAGER LICENSES Each and every Medical Manager system sold by each of the Companies has been fully paid for and duly licensed. All software (including the operating system and application software) sold by each of the Companies to end users has been duly licensed to the Companies, respectively, by the owner thereof.


                                   ARTICLE IV.

                     CONDUCT OF BUSINESS PENDING THE CLOSING
                     ---------------------------------------

         4.1. CONDUCT OF BUSINESS BY EACH OF THE COMPANIES PENDING THE CLOSING Each of the Companies and the Shareholder, jointly and severally, covenant and agree that, between the date of this Agreement and the Closing Date, the business of each of the Companies shall be conducted only in, and each of the Companies shall not take any action except in, the ordinary course of business consistent with past practice. Each of the Companies shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, each of the Companies shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do or agree to do any of the following without the prior written consent of Medical Manager Northeast:

                  (a) amend or otherwise change its Articles of Incorporation or Bylaws;

                  (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of each of the Companies or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;


                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) modify, terminate or enter into any Contract other than in the ordinary course of business, consistent with past practice;

                  (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practice;

                  (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice;

                  (i) increase or decrease prices charged to its customers, except in the ordinary course of business consistent with past practices, or take any other action which might reasonably result in any loss of customers;

                  (j) enter into any transaction with any Shareholder or Affiliates thereof; or

                  (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in ARTICLE III untrue or incorrect.

                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS
                              ---------------------

         5.1. FURTHER ASSURANCES Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2. COMPLIANCE WITH COVENANTS The Shareholder shall direct each of the Companies to comply with all of the covenants of each of the Companies under this Agreement.

         5.3. COOPERATION Each of the parties agrees to cooperate with the others in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Each of the Companies and the Shareholder agree to cooperate with Medical Manager Northeast or its assignee (a) in connection with any and all proceedings which Medical Manager Northeast may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets as provided for in this Agreement; (b) in defending or compromising any and all actions, suits or proceedings in respect of any of the Purchased Assets, and in doing all such acts and things in relation thereto as Medical Manager Northeast shall deem advisable; and (c) in taking all action which Medical Manager Northeast may reasonably deem proper in order to provide for Medical Manager Northeast the benefits under any of the Purchased Assets where any required consent of another party to the sale or assignment thereof to Medical Manager Northeast pursuant to this Agreement shall not have been obtained. From and after the Closing, upon the reasonable request of Medical Manager Northeast, each of the Companies and the Shareholder shall execute, acknowledge and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required or appropriate to convey and transfer to and vest in Medical Manager Northeast and protect its right, title and interest in all of the Purchased Assets and to carry out the transactions contemplated by this Agreement.

         5.4. OTHER ACTIONS Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with each of the Companies as are necessary for the consummation of the transactions contemplated hereby; provided, however, that nothing contained in this Section 5.4 or Section 1.3 above shall require the Companies or the Shareholder to pay any consideration therefor or to incur any obligation or liability in connection therewith in excess of $1,000 in the aggregate. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.5. ACCESS TO INFORMATION From the date hereof to the Closing Date, each of the Companies and the Shareholder shall, and shall cause its directors, officers, employees, auditors, counsel and agents to, afford Medical Manager Northeast and Medical Manager Northeast's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. Such examination shall be conducted without disrupting the business of the Companies. Any information which is discovered by Medical Manager Northeast during the course of its investigation and examination pursuant to this Section 5.5 that gives rise to a potential claim for indemnification against the Companies or the Shareholder pursuant to
Section 8.1 ("Potential Claim"), and which is known by Medical Manager Northeast to be such, shall be brought to the attention of the Companies and the Shareholder immediately upon discovery. Any Potential Claim which if discovered, but not brought to the attention of the Companies and the Shareholder, shall be deemed waived for all purposes. Subject to the foregoing, no information provided to or obtained by Medical Manager Northeast shall affect any representation or warranty in this Agreement.

         5.6. NOTIFICATION OF CERTAIN MATTERS The Shareholder shall give prompt notice to Medical Manager Northeast of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided that any such disclosure shall not, in any way, be deemed to amend, modify, or in any way effect the representations, warranties and covenants made by any party in or pursuant to this Agreement).

         5.7. TAX AND ACCOUNTING TREATMENT Medical Manager Northeast, each of the Companies and the Shareholder will use their respective reasonable efforts to cause this transaction to qualify as a reorganization under the provisions of
Section 368(a) of the Code. Each of the Companies, Medical Manager Northeast, Medical Manager Corporation and the Shareholder will not take any action after the date hereof to cause the transactions contemplated hereby not to be accountable as a pooling of interests business combination.

         5.8. CONFIDENTIALITY; PUBLICITY Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of the other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other party hereto; PROVIDED, that any information that is otherwise publicly available, or has been obtained from a third party, without breach of this provision, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Medical Manager Corporation may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of NASDAQ (in which case Medical Manager Northeast will consult with each of the Companies prior to making such disclosure).

         5.9. NO OTHER DISCUSSIONS Each of the Companies and the Shareholder and their respective Affiliates, employees, agents and representatives will not (a) initiate or encourage the initiation by others of discussions or negotiations with third parties, or respond to solicitations by third persons, relating to any merger, sale or other disposition of any substantial part of the assets, capital stock (or derivatives thereof), business or properties of each of the Companies (whether by merger, consolidation, sale of stock or otherwise), or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Each of the Companies and the Shareholder will immediately notify Medical Manager Northeast if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions and shall provide Medical Manager Northeast with the name of such third party and the substance of any communications and terms of any offers.

         5.10. RESTRICTIVE COVENANTS In order to assure that Medical Manager Northeast will realize the benefits of this transaction, the Shareholder agrees with Medical Manager Northeast that he will not:

                  (a) for a period of five years from the Closing Date, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage in any business in direct competition with the business of Medical Manager Northeast, as such business now exists or as it may exist at the time of termination, anywhere in the States of New York, Pennsylvania, Ohio, New Jersey, Connecticut, Vermont, New Hampshire or Maine; PROVIDED, HOWEVER, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any other corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                  (b) for a period of five years from the Closing Date, directly or indirectly (i) induce any Person which is a customer of any of the Companies, Medical Manager Northeast or any Affiliate of any of the Companies or Medical Manager Northeast to patronize any business directly or indirectly in competition with business conducted by any of the Companies, Medical Manager Northeast or any Affiliate of the Company or Medical Manager Northeast; (ii) canvass, solicit or accept from any Person which is a customer of any of the Companies, Medical Manager Northeast or any Affiliate of any of the Companies or Medical

         Manager Northeast, any such competitive business; or (iii) request or advise any Person which is a customer or supplier of any of the Companies, Medical Manager Northeast or any Affiliate of any of the Companies or Medical Manager Northeast, to withdraw, curtail or cancel any such customer's or supplier's business with any of the Companies, Medical Manager Northeast or any Affiliate of any of the Companies or Medical Manager Northeast, or its or their successors;

                  (c) for a period of five years from the Closing Date, directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by any of the Companies, Medical Manager Northeast or any Affiliate of any of the Companies or Medical Manager Northeast at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment;

                  (d) at any time following the Closing Date, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his possession any Companies' proprietary rights or records, including, but not limited to, any of its customer lists.

         Each of the Companies and the Shareholder agree and acknowledge that the restrictions contained in this SECTION 5.10 are reasonable in scope and duration and are necessary to protect Medical Manager Northeast after the Closing Date. If any provision of this SECTION 5.10 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that upon breach of any provision of this SECTION 5.10, Medical Manager Northeast shall be entitled to seek injunctive relief, specific performance or other equitable relief; PROVIDED, HOWEVER, that, this shall in no way limit any other remedies which Medical Manager Northeast may have (including, without limitation, the right to seek monetary damages).

         5.11. DUE DILIGENCE REVIEW Medical Manager Northeast shall be entitled to conduct prior to signing this Agreement, a due diligence review of the assets, properties, books and records of each of the Companies (the "Due Diligence"). The Due Diligence shall be conducted and completed prior to the signing of this Agreement.

         5.12. TRADING IN MEDICAL MANAGER COMMON STOCK Except as otherwise expressly consented to, in writing, by Medical Manager Northeast, from the date of this Agreement until the Closing Date, neither the Companies, the Shareholder nor any of their Affiliates will directly or indirectly purchase or sell (including short sales) any shares of Medical Manager Common Stock in any transactions effected on NASDAQ or otherwise.

         5.13. DELIVERY OF PROPERTY RECEIVED BY EACH OF THE COMPANIES AFTER CLOSING From and after the Closing, Medical Manager Northeast shall have the right and authority to collect, for the account of Medical Manager Northeast, all receivables and other items which shall be transferred or are intended to be transferred to Medical Manager Northeast as part of the

Purchased Assets as provided in this Agreement, and to endorse with the name of the appropriate Company any checks or drafts received on account of any such receivables or other items of the Purchased Assets. All checks or drafts received on account of the receivables shall be applied to the oldest outstanding receivables of the account debtor. Each of the Companies and the Shareholder agree that they will transfer or deliver to Medical Manager Northeast, promptly after the receipt thereof, any cash or other property which each of the Companies and the Shareholder receive after the Closing Date in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items transferred or intended to be transferred to Medical Manager Northeast as part of the Purchased Assets under this Agreement.

         5.14. EMPLOYMENT OF SHAREHOLDER The Shareholder shall enter into an employment agreement in the form attached hereto as SCHEDULE 5.14.

         5.15. PAYOFF AND ESTOPPEL LETTERS Prior to Closing, each of the Companies shall request payoff and estoppel letters with respect to any indebtedness being assumed by Medical Manager Northeast which Medical Manager Northeast, in its sole discretion, elects to payoff on or after the Closing Date, which letters shall contain payoff amounts, per diems, wire transfer instructions and an agreement to deliver, upon full payment, UCC-3 termination statements, satisfactions of mortgage or other appropriate releases and any original promissory notes or other evidences of indebtedness marked canceled.

         5.16. POST-CLOSING ACTIONS OF EACH OF THE COMPANIES Following the Closing, each of the Companies shall take no actions, and incur no liabilities, other than in connection with the orderly liquidation of each of the Companies and distribution of the Medical Manager Shares to the Shareholder.

         5.17. SHAREHOLDER AND DIRECTOR VOTE The Shareholder, in executing this Agreement, consents as a director and/or shareholder (as applicable) of each of the Companies to the transactions contemplated herein, and waives notice of any meeting in connection therewith.

         5.18. FAILURE TO TAKE ACTION Each of the parties agrees that he or it will not take any action or omit to take any action to intentionally cause a breach of this Agreement.

         5.19. REGISTRATION OF MEDICAL MANAGER SHARES Medical Manager Corporation agrees to execute, deliver and file any and all amendments to the shelf registration statement covering the Medical Manager Shares and any other instruments or documents necessary to keep the registration of the Medical Manager Shares in effect.

         5.20. POOLING REPRESENTATIONS AND WARRANTIES The Shareholder agrees that he will not sell, transfer or pledge, dispose of or otherwise part with any interest in or with respect to, or in any other manner reduce his investment risk with respect to, (i) any shares of capital stock of the Companies at any time prior to the Closing Date and (ii) any Medical Manager Shares received by him pursuant to this Agreement or otherwise until the earlier of (A) such time as Medical Manager Corporation publishes financial results (within the meaning of ASR 135 and SAB 65) covering at least 30 days of combined operations of Medical Manager Corporation and the Companies; or (B) such time as Medical Manager Corporation files with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997. The Shareholder further understands and agrees that Medical Manager Corporation will instruct its stock transfer agent not to effect any transfer of the shares of Common Stock received by the Shareholder pursuant to this Agreement unless such transfer is made in compliance with the foregoing restrictions. The Shareholder hereby acknowledges and agrees that any breach of this Agreement may result in special damage and injury to Medical Manager Corporation not readily recoverable as money damages and, therefore, the Shareholder consents to, and covenants that he will not oppose, any application by Medical Manager Corporation, for equitable relief from any such breach by way of injunction or decree of specific performance on the basis that Medical Manager Corporation has an adequate remedy at law.


                                   ARTICLE VI.

                          CONDITIONS TO THE OBLIGATIONS
                          OF MEDICAL MANAGER NORTHEAST
                          -----------------------------

         The obligations of Medical Manager Northeast to effect the transactions contemplated hereby shall be subject to the fulfillment in all material respects at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Medical Manager Northeast:

         6.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS The representations and warranties of each of the Companies and the Shareholder contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (a) for changes specifically permitted by or disclosed pursuant to this Agreement, and (b) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Companies and the Shareholder shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each of the Companies and the Shareholder shall have delivered to Medical Manager Northeast a certificate, dated as of the Closing Date, (which in case of each of the Companies shall be duly signed by its Chief Executive Officer and Chief Financial Officer) certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         6.2. NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY Between the date hereof and the Closing Date, (a) there shall have been no Material Adverse Change to each of the Companies, (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of each of the Companies and (c) none of the Purchased Assets shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and each of the Companies and the Shareholder shall have delivered to Medical Manager Northeast a certificate, dated as of the Closing Date, to that effect.

         6.3. CORPORATE CERTIFICATE The Shareholder shall have delivered to the Medical Manager Companies (i) copies of the Articles of Incorporation and Bylaws of each of the Companies as in effect immediately prior to the Closing Date,
(ii) copies of resolutions adopted by the Board of Directors and the Shareholder of each of the Companies authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of each of the Companies issued by the Departments of State of their respective states of incorporation, and each other state in which they are qualified to do business as of a date not more than thirty days prior to the Closing Date, certified in each case as of the Closing Date by the Secretary of each of the Companies as being true, correct and complete.

         6.4. OPINION OF COUNSEL Medical Manager Northeast shall have received an opinion, dated as of the Closing Date, from counsel for each of the Companies and the Shareholder acceptable to Medical Manager Northeast, in form and substance acceptable to Medical Manager Northeast, to the effect that:

                  (a) each of the Companies is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (b) each of the Companies is in good standing in each jurisdiction where it is qualified to do business;

                  (c) each of the Companies has obtained all necessary authorizations and consents of its Board of Directors and shareholders to effect the transactions contemplated hereby;

                  (d) all issued and outstanding shares of capital stock of each of the Companies are duly authorized, validly issued, fully paid and nonassessable;

                  (e) such counsel does not know of any pending or threatened litigation, proceeding or investigation which questions the validity of this Agreement;

                  (f) this Agreement is a valid and binding obligation of each of the Companies and the Shareholder, enforceable against each of them in accordance with its terms, except that no opinion is rendered as to the enforceability of any restrictive covenant contained in Section
         5.10 and except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles; and

                  (g) to the knowledge of such counsel, the execution and delivery of this Agreement by each of the Companies and the Shareholder, the performance by each of the Companies and the Shareholder of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of each of the Companies, (b) violate or conflict with any law, statute, ordinance, rule or regulation, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Material Contract which is applicable to, binding upon or enforceable against each of the Companies or the Shareholder, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of each of the Companies, (e) give to any individual or entity a right or claim against each of the Companies or the Shareholder or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal by the Companies.

                  For purposes of the foregoing opinion from counsel for each of the Companies and the Shareholder, such counsel shall be entitled to rely solely upon certificates executed by the appropriate officers of the Companies and the Shareholder.

         6.5. CONSENTS Each of the Companies and Medical Manager Northeast shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of each of the Companies from any Person from whom such consent or waiver is required under any Material Contract necessary to operate the business of the Companies taken as a whole.

         6.6. SECURITIES LAWS Medical Manager Northeast shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Medical Manager Shares in connection with the transactions contemplated hereby.

         6.7. POOLING LETTERS The Companies shall have received from the Companies' accounting firm a letter, dated the Closing Date, confirming that to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Companies which would, and the ownership structure and attributes of the Companies and the Shareholder would not, prohibit the transactions contemplated hereby, if consummated, from being accounted for as a pooling of interests business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC. Medical Manager Northeast shall have received from Coopers & Lybrand LLP a letter, dated as of the Closing Date, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as pooling of interests business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

         6.8. RELEASES At the Closing, each of the Companies and the Shareholder, and such of their Affiliates as may be designated by Medical Manager Northeast, shall deliver to Medical Manager Northeast a release (collectively, the "Releases") in such form as is satisfactory to Medical Manager Northeast, releasing all claims of any nature against the Medical Manager Companies and each of the Companies, except for claims and obligations set forth in the express terms of this Agreement.

         6.9. STOCK POWERS At the Closing, each of the Companies shall have delivered to Medical Manager Northeast, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signatures medallion guaranteed.

         6.10. NO ADVERSE LITIGATION There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the sole judgment of Medical Manager Northeast, makes it inadvisable to proceed with the transactions contemplated hereby.


                                  ARTICLE VII.

                        CONDITIONS TO THE OBLIGATIONS OF
                    THE SHAREHOLDER AND EACH OF THE COMPANIES
                    -----------------------------------------

         The obligations of the Shareholder and each of the Companies to effect the transactions contemplated hereby shall be subject to the fulfillment in all material respects at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Shareholder and each of the Companies:

         7.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS The representations and warranties of Medical Manager Northeast contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except
(a) for changes specifically permitted by or disclosed pursuant to this Agreement, and (b) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Medical Manager Northeast shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Medical Manager Northeast shall have delivered to each of the Companies a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2. MEDICAL MANAGER SHARES At the Closing, Medical Manager Northeast shall have issued all of the Medical Manager Shares and shall have delivered to each of the Companies (a) certificates representing the Medical Manager Shares issued to them hereunder, other than the Held Back Shares, and (b) copies of certificates representing the Held Back Shares issued to each of the Companies.

         7.3. NO ORDER OR INJUNCTION There shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

         7.4. NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY Between the date hereof and the Closing Date, (a) there shall have been no Material Adverse Change to Medical Manager Northeast or Medical Manager Corporation, or their respective business, financial condition, assets, operations, or industry, (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of Medical Manager Northeast or Medical Manager Corporation. Medical Manager Northeast shall have delivered to each of the Companies and the Shareholder a certificate, dated the Closing Date, to that effect.

         7.5. CORPORATE CERTIFICATE Medical Manager Northeast shall have delivered to each of the Companies and the Shareholder (i) copies of the Articles of Incorporation and Bylaws of Medical Manager Northeast and Medical Manager Corporation as in effect immediately prior to the Closing Date, certified as of the Closing Date by the Secretary of Medical Manager Northeast and Medical Manager Corporation, respectively, as being true, correct and complete, (ii) copies of resolutions adopted by the Board of Directors and the shareholders of Medical Manager Northeast and Medical Manager Corporation, respectively, authorizing the transactions contemplated by this Agreement (including, in the case of Medical Manager Corporation, its guaranty of the obligations of Medical Manager Northeast), certified as of the Closing Date by the Secretary of Medical Manager Northeast and Medical Manager Corporation, respectively, as being true, correct and complete, and (iii) a certificate of good standing of Medical Manager Northeast and Medical Manager Corporation issued by the Departments of State of their respective states of incorporation, and each other state in which they are qualified to do business as of a date not more than thirty days prior to the Closing Date.

         7.6. OPINION OF COUNSEL TO MEDICAL MANAGER NORTHEAST The Companies and the Shareholder shall have received an opinion, dated as of the Closing Date, from counsel for Medical Manager Northeast, in form and substance acceptable to the Companies and the Shareholder, to the effect that:

                  (a) Medical Manager Northeast is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. Medical Manager Northeast is legally qualified to do business as a foreign corporation in each of the jurisdictions where the nature of its properties and the conduct of its business requires such qualification, and is in good standing in each of the jurisdictions in which it is so qualified. Medical Manager Northeast has fully complied with all of the requirements of any statute governing the use of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Medical Manager Northeast;

                  (b) Medical Manager Northeast has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Medical Manager Northeast has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby;

                  (c) This Agreement has been duly executed and delivered by Medical Manager Northeast and constitutes a legal, valid and binding obligation of Medical Manager Northeast, enforceable against Medical Manager Northeast in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity;

                  (d) Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the Medical Manager Shares to each of the Companies, the Medical Manager Shares will be validly issued, fully paid and non-assessable shares of Medical Manager Common Stock, and will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of any preemptive rights, rights of first refusal or similar rights; and

                  (e) The execution and delivery of this Agreement by Medical Manager Northeast, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of Medical Manager Northeast, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Medical Manager Northeast, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or a right to terminate, amend, modify, abandon or accelerate any contract which is applicable to, binding upon or enforceable against Medical Manager Northeast, (d) result in or require the imposition of any Lien upon or with respect to any of the properties or assets of Medical Manager Northeast, (e) give to any individual or entity a right or claim against Medical Manager Northeast or Medical Manager Corporation, or (f) require the consent, approval, authorization and permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other person, except any SEC and other filings required to be made by Medical Manager Corporation.

         7.7. SECURITIES LAWS Medical Manager Northeast and Medical Manager Corporation shall have received all necessary consents and otherwise complied with any state Blue Sky or other securities laws applicable to the issuance of the Medical Manager Shares in connection with the transactions contemplated hereby.

         7.8. RELEASES At the Closing, Medical Manager Northeast shall deliver to each of the Companies and the Shareholder releases in such form as is satisfactory to the Companies and the Shareholder, releasing all claims of any nature against the Companies or the Shareholder, except for claims and obligations set forth in the express terms of this Agreement.

         7.9. NO ADVERSE LITIGATION There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby and which, in the sole judgment of the Companies and the Shareholder, makes it inadvisable to proceed with the transactions contemplated hereby.

         7.10 GUARANTY OF MEDICAL MANAGER CORPORATION Medical Manager Corporation shall execute and deliver the guaranty on the signature page of this Agreement, pursuant to which Medical Manager agrees to guarantee the obligations of Medical Manager Northeast under this Agreement or otherwise contemplated hereby, and agrees that it shall be deemed a party to this Agreement with respect to Sections 2.4, 2.6, 5.8, 5.19, 5.20, 7.10 and 9.1 of this Agreement.


                                  ARTICLE VIII.

                                 INDEMNIFICATION
                                 ---------------

         8.1. AGREEMENT BY EACH OF THE COMPANIES AND THE SHAREHOLDER FOR INDEMNIFICATION Each of the Companies and the Shareholder jointly and severally agree to indemnify and hold Medical Manager Northeast and its stockholders, directors, officers, employees, attorneys and Affiliates harmless from and against, and, at Medical Manager Northeast's election, in its sole discretion, Medical Manager Northeast shall be entitled to recover by set off against the Held Back Shares in accordance with SECTION 8.3, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Medical Manager Northeast arising out of or resulting from (i) any breach of a representation or warranty made by each of the Companies or the Shareholder in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by each of the Companies or the Shareholder in or pursuant to this Agreement or (iii) any inaccuracy in any certificate, instrument or other document delivered by each of the Companies or the Shareholder as required by this Agreement and (iv) any transfer taxes that may be due and owing to any Governmental Authority (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Medical Manager Northeast shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of each of the Companies and the Shareholder hereunder been true and correct and had the agreements of each of the Companies and the Shareholder hereunder been performed in full.

         8.2. AGREEMENT BY MEDICAL MANAGER NORTHEAST FOR INDEMNIFICATION Medical Manager Northeast agrees to indemnify and hold each of the Companies, and its stockholders, directors, officers, employees, attorneys and affiliates harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable related counsel and paralegal fees and expenses) incurred or suffered by the Companies or the Shareholder arising out of or resulting from (i) any breach of any representation or warranty made by Medical Manager Northeast in or pursuant to this Agreement, (ii) any material breach of the covenants or agreements made by Medical Manager Northeast in or pursuant to this Agreement, (iii) any material inaccuracy in any certificate, instrument or other document delivered by Medical Manager Northeast as required by this Agreement and (iv) any transfer taxes that may be due and owing to any Governmental Authority (collectively, the "Indemnifiable Damages").

         8.3. LIMITATIONS Anything to the contrary contained in this Agreement notwithstanding, no indemnification under this Article 8 shall be made against the Companies and/or the Shareholder in favor of Medical Manager Northeast or Medical Manager Corporation unless all claims for such indemnification exceed in the aggregate $25,000 and the obligation of Companies and/or Shareholder to indemnify Medical Manager Northeast or Medical Manager Corporation under this
Article 8 shall be extinguished upon the payment of an amount in the aggregate equal to the Purchase Price. The amount of any indemnification required to be paid by the Companies and/or the Shareholder to Medical Manager Northeast or Medical Manager Corporation hereunder shall be net of any insurance proceeds received by Medical Manager Northeast or Medical Manager Corporation in connection with the facts giving rise to the right to indemnification.

         8.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES Each of the representations and warranties made by each of the Companies, the Shareholder and Medical Manager Northeast in this Agreement or pursuant hereto shall survive for a period of one year after the Closing Date. No claim for the recovery of Indemnifiable Damages may be asserted by any party after such representations and warranties shall thus expire; PROVIDED, HOWEVER, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of Medical Manager Northeast shall expire on the Closing Date.

         8.5. SECURITY FOR INDEMNIFICATION OBLIGATION As security for the indemnification obligations contained in this ARTICLE VIII, at the Closing, Medical Manager Northeast shall set aside and hold, and each of the Companies and the Shareholder hereby grant a security interest in the shares represented by, the certificates representing the Held Back Shares issued pursuant to this Agreement. Medical Manager Northeast may set off against the Held Back Shares any loss, damage, cost or expense for which each of the Companies or the Shareholder may be responsible pursuant to this Agreement (including without limitation, any Indemnifiable Damages) whether or not indemnified pursuant to this ARTICLE VIII, subject, however, to the following terms and conditions:

                  (a) Medical Manager Northeast shall give written notice to each of the Companies of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Medical Manager Northeast claims to have sustained by reason thereof, and (ii) the basis of such claim;

                  (b) Such set off shall be effected on the later to occur on the expiration of 10 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

                  (c) After any restrictions on sale of the Held Back Shares imposed under the Securities Act or otherwise are terminated, each of the Companies may, not more than once during any calendar year, instruct Medical Manager Northeast to sell some or all of the Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by Medical Manager Northeast pursuant to any claim hereunder subject to continued compliance with any applicable SEC and other regulations; and

                  (d) For purposes of any set off against the Held Back Shares pursuant to this ARTICLE VIII, the shares of Medical Manager Common Stock not sold as provided in clause (c) of this Section shall be valued at the Average Closing Sale Price.

         8.6. VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES Except with respect to shares transferred pursuant to the foregoing right of set off (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by each of the Companies and each of the Companies shall be entitled to vote the Held Back Shares; PROVIDED, HOWEVER, that, there shall also be deposited with Medical Manager Northeast subject to the terms of this ARTICLE VIII, all shares of Medical Manager Common Stock issued to each of the Companies as a result of any stock dividend or stock split and all cash issuable to each of the Companies as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

         8.7. DELIVERY OF HELD BACK SHARES Medical Manager Northeast agrees to deliver to each of the Companies no later than one year after the Closing Date any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to each of the Companies promptly after the time of satisfaction.

         8.8. ADJUSTMENT TO PURCHASE PRICE All payments for Indemnifiable Damages made pursuant to this ARTICLE VIII shall be treated as adjustments to the Purchase Price.

         8.9. NO BAR If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to each of the Companies prior to the making or resolution of such claim), then Medical Manager Northeast may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

         8.10. REMEDIES CUMULATIVE The remedies provided herein shall be cumulative and shall not preclude Medical Manager Northeast from asserting any other right, or seeking any other remedies against the Shareholder or each of the Companies.

                                   ARTICLE IX.

                             SECURITIES LAW MATTERS
                             ----------------------

         The parties agree as follows with respect to the sale or other disposition after Closing Date of the Medical Manager Shares:

         9.1. DISPOSITION OF SHARES

                  (a) The Shareholder acknowledges that he may be deemed to be an "affiliate" of the Company for purposes of qualifying the transactions contemplated hereby as a pooling of interests business combination under applicable accounting and SEC rules and regulations. The Shareholder agrees that from the date of this Agreement until the earlier of (i) such time as Medical Manager Corporation publishes financial results of operations of Medical Manager Corporation, covering at least thirty (30) days of combined operations of Medical Manager Corporation and the Companies, or (ii) such time as Medical Manager Corporation files with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, none of the Companies, the Shareholder, nor any of their respective Affiliates will, directly or indirectly, purchase or sell (including short sales) any shares of Medical Manager Common Stock in any transaction, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to or in any manner reduce their investment risk with respect to any shares of Medical Manager Common Stock received or to be received pursuant to this Agreement.


                  (b) The Shareholder represents and warrants that the shares of Medical Manager Common Stock being acquired by him hereunder are being acquired and will be acquired for his own respective accounts and will not be sold or otherwise disposed of, except pursuant to (i) an exemption from the registration requirements under the Securities Act,
         (ii) in accordance with Rule 145(d) under the Securities Act, or (iii) an effective registration statement filed by Medical Manager Corporation with the SEC under the Securities Act. To the extent Medical Manager Corporation or the Shareholder complies with the provisions of Rule 145(d) under the Securities Act in effecting sales of the Medical Manager Shares, Medical Manager Corporation agrees to provide its transfer agent with appropriate instructions and/or opinions of counsel in order for him to sell, transfer and/or dispose of the Medical Manager Shares in accordance with Rule 145(d).

         9.2. LEGEND The certificates representing the Medical Manager Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT

         THERETO, (B) IN ACCORDANCE WITH RULE 145(D) UNDER THE ACT, OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

         Medical Manager Corporation may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.


                                   ARTICLE X.

                                   DEFINITIONS
                                   -----------

         10.1. DEFINED TERMS As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect), in the financial condition, properties, assets, liabilities, rights, obligations, operations, or business which change (or effect) individually or in the aggregate, is materially adverse to such financial condition, properties, assets, liabilities, rights, obligations, operations, or business of the Companies taken as a whole, or of Medical Manager Corporation or any of its subsidiaries taken as a whole, as the case may be.

         "Person" means an individual, partnership, corporation, business trust, joint stock Company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         10.2. OTHER DEFINITIONAL PROVISIONS

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE XI.

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

         11.1. TERMINATION This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (b) by Medical Manager Northeast in the event of a material breach by each of the Companies or the Shareholder of any provision of this Agreement; or

                  (c) by each of the Companies in the event of a material breach by Medical Manager Northeast of any provision of this Agreement; or

                  (d) by either Medical Manager Northeast or each of the Companies, if the Closing shall not have occurred by July 31, 1997.

         11.2. EFFECT OF TERMINATION In the event of termination of this Agreement pursuant to SECTION 11.1, this Agreement shall forthwith become void and of no further force and effect, and the parties shall be released from any and all obligations hereunder; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability pursuant to Section 5.20 hereof.

                                  ARTICLE XII.

                               GENERAL PROVISIONS

         12.1. NOTICES All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (A) IF TO MEDICAL MANAGER NORTHEAST TO:

                           Franklyn M. Krieger, Associate General Counsel Medical Manager Corporation
                           3001 N Rocky Point Drive East, Suite 100
                           Tampa, Florida 33607
                           Facsimile Number: (813) 289-6420

                  (B) IF TO ANY OF THE COMPANIES TO:

                           Michael Sherman
                           503 Grasslands Road
                           Valhalla, New York 10595-1503

                           copy to:

                           Robert H. Altman, Esq.
                           Bryan Cave LLP
                           245 Park Avenue
                           New York, New York 10167
                           Facsimile Number:  (212) 692-1900

         12.2. ENTIRE AGREEMENT This Agreement (including the Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Schedules constitute a part hereof as though set forth in full above.

         12.3. EXPENSES; SALES TAX Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The parties agree that at Closing each of the Companies shall pay all sales, transfer or similar taxes required to be paid by reason of the sale by each of the Companies to Medical Manager Northeast of the Purchased Assets pursuant to this Agreement.

         12.4. AMENDMENT; WAIVER This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         12.5. BINDING EFFECT; ASSIGNMENT The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by each of the Companies without the prior written consent of Medical Manager Northeast. Medical Manager Northeast may assign all or any portion of its rights hereunder to one or more of its wholly owned subsidiaries.

         12.6. COUNTERPARTS This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12.7. INTERPRETATION When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         12.8. GOVERNING LAW; INTERPRETATION This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         12.9. JURISDICTION

                  (a) Any suit, action or proceeding against each of the Companies or the Shareholder arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of Hillsborough County, Florida, or in the U.S. District Court for the Middle District of Florida, as Medical Manager Northeast (in its sole discretion) may elect, and each of the Companies and the Shareholder hereby irrevocably accepts and consents to the nonexclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.

                  (b) In addition, each of each of the Companies and the Shareholder hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Hillsborough County, Florida, or the U.S. District Court for the Middle District of Florida, as selected by Medical Manager Northeast, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Hillsborough County, Florida, or in such District Court has been brought in an inconvenient forum.

                  (c) Notwithstanding anything contained in (a) and (b) of this
         Section 12.9, any suit, action or proceeding against any of the Companies or the Shareholder arising out of, or with respect to,
         Section 5.10 of this Agreement shall be brought in the Courts in New York, New York.

         12.10. ARM'S LENGTH NEGOTIATIONS Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.



                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                        MEDICAL MANAGER NORTHEAST, INC.,
                                        a New York corporation


                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                -------------------------------


                                        COMPUTER CLINIC, INC.,
                                        a  New York corporation


                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                -------------------------------


                                        MEDPLUS OF NEW YORK, INC.,
                                        a  New York corporation


                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                -------------------------------


                                        COMMAND SOLUTIONS, INC.,
                                        an Ohio corporation


                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                -------------------------------



                                        ---------------------------------------
                                        MICHAEL SHERMAN, individually

                    GUARANTY OF MEDICAL MANAGER CORPORATION:

         By its signature below, the undersigned agrees to guarantee the obligations of Medical Manager Northeast contained in this Stock for Asset Purchase Agreement, the Assignment and Assumption Agreement and any other agreement, instrument or document executed and delivered by Medical Manager Northeast pursuant to this Agreement or the transactions contemplated herein. In addition, by its signature below, the undersigned acknowledges and agrees that for the limited purposes of Sections 2.4, 2.6, 5.8, 5.19, 5.20, 7.10 and 9.1, it is deemed a party to this Agreement.




                                        MEDICAL MANAGER CORPORATION


                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                -------------------------------







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